EXHIBIT 10.29

                                                                  EXECUTION COPY


                               PHARMANETICS, INC.

                  SERIES B STOCK PURCHASE AND WARRANT AGREEMENT




                           DATED AS OF APRIL 30, 2003

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
1.  DEFINITIONS                                                                         1
2.  SALE AND PURCHASE OF Shares..................................................       1
    2.1  Sale and Purchase of Shares.............................................       1
    2.2  Closing.................................................................       2
3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................       2
    3.1  Organization and Standing...............................................       2
    3.2  Subsidiaries............................................................       2
    3.3  Capitalization..........................................................       3
    3.4  SEC Reports; Financial Statements.......................................       3
    3.5  No Undisclosed Liabilities..............................................       4
    3.6  Accounting; Accounts Receivable.........................................       4
    3.7  Taxes...................................................................       5
    3.8  No Consents.............................................................       5
    3.9  Title to Property and Assets; Leases....................................       6
    3.10 Insurance...............................................................       6
    3.11 Intellectual Property...................................................       7
    3.12 Compliance with Laws; Regulatory Approvals..............................       9
    3.13 Litigation; Disputes....................................................       9
    3.14 Labor Relations.........................................................      10
    3.15 Pension and Benefit Plans...............................................      10
    3.16 Environmental...........................................................      13
    3.17 Transactions with Related Parties.......................................      14
    3.18 Material Contracts......................................................      14
    3.19 Authorization; No Conflict..............................................      14
    3.20 Absence of Violation....................................................      15
    3.21 Binding Obligation......................................................      15
    3.22 Status of Shares........................................................      15
    3.23 Offering of Shares......................................................      16
    3.24 Disclosure..............................................................      16
    3.25 Use of Proceeds.........................................................      16
    3.26 Investment Company......................................................      17
    3.27 No Brokers or Finders...................................................      17
4.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..............................      17
    4.1  Organization and Standing...............................................      17
    4.2  Authorization...........................................................      17
    4.3  Binding Obligation......................................................      18
    4.4  No Registration Under the Securities Act................................      18
    4.5  Acquisition for Investment..............................................      18
    4.6  Evaluation of Merits and Risks of Investment............................      18
    4.7  Additional Information..................................................      18
    4.8  Legend..................................................................      19

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
5.  COVENANTS OF THE COMPANY....................................................     19
    5.1  Registered Securities..................................................     19
    5.2  Authorized Common Stock................................................     20
    5.3  Rule 144...............................................................     20
    5.4  Insurance..............................................................     21
6.  REGISTRATION................................................................     21
    6.1  Registration of Shares.................................................     21
    6.2  Limitations on Registration Rights.....................................     21
    6.3  Registration Procedure.................................................     22
    6.4  Requirements of Investors..............................................     23
    6.5  Assignment of Rights...................................................     23
    6.6  Indemnification........................................................     23
    6.7  Payments by the Company................................................     25
7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..........................     27
    7.1  Representations and Warranties.........................................     27
    7.2  Performance............................................................     27
    7.3  Legal Proceedings......................................................     27
    7.4  Articles of Incorporation..............................................     27
8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INVESTORS........................     27
    8.1  Representations and Warranties.........................................     28
    8.2  Performance............................................................     28
    8.3  Officer's Certificate..................................................     28
    8.4  Legal Proceedings......................................................     28
    8.5  Shareholders' Agreement................................................     28
    8.6  Registration Rights Agreement..........................................     28
    8.7  Opinions of Counsel....................................................     28
    8.8  Election of Directors..................................................     29
    8.9  Consents...............................................................     29
    8.10 Articles of Incorporation..............................................     29
    8.11 Documents at Closing...................................................     29
9.  CLOSING.....................................................................     29
    9.1  Deliveries by the Company to the Investors at the Closing..............     29
    9.2  Deliveries by the Investors to the Company at the Closing..............     30
10. SURVIVAL OF REPRESENTATIONS; REMEDIES.......................................     30
    10.1 Survival of Representations............................................     30
    10.2 Remedies Cumulative....................................................     31
11. MISCELLANEOUS...............................................................     31
    11.1 Additional Actions and Documents.......................................     31
    11.2 No Brokers.............................................................     31
    11.3 Expenses...............................................................     31
    11.4 Assignment.............................................................     31
    11.5 Entire Agreement; Amendment............................................     32

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
    11.6  Waiver................................................................     32
    11.7  Severability..........................................................     32
    11.8  Governing Law.........................................................     32
    11.9  Notices...............................................................     33
    11.10 Headings..............................................................     34
    11.11 Execution in Counterparts.............................................     34
    11.12 Limitation on Benefits................................................     34
    11.13 Binding Effect........................................................     34

SCHEDULE A  Investors and Purchase Price Payable at Closing
EXHIBIT A   Definitions
EXHIBIT B   Second Amended and Restated Articles of Incorporation
EXHIBIT C   Warrant
EXHIBIT D   Shareholders' Agreement
EXHIBIT E   Registration Rights Agreement
EXHIBIT F   Form of Legal Opinion

                  SERIES B STOCK PURCHASE AND WARRANT AGREEMENT

          THIS SERIES B STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of April 30, 2003 by and among PharmaNetics, Inc., a North Carolina corporation (the "Company"), Camden Partners Strategic Fund II-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership (collectively, "Camden") and each of the persons listed on Schedule A hereto, each of which is herein referred to as an "Investor".

          WHEREAS, the Company desires to issue to each Investor, and each Investor desires to subscribe for and acquire from the Company, an equity interest in the Company, upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.   DEFINITIONS

          For all purposes of this Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

2.   SALE AND PURCHASE OF Shares

     2.1  Sale and Purchase of Shares

          On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue to each Investor, and each Investor agrees, severally and not jointly, to purchase from the Company on the Closing Date, that number of shares of the Company's Series B Convertible Preferred Stock, no par value per share (the "Series B Stock") indicated on Schedule A hereto, having the rights, preferences and other terms set forth in the Second Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B, at a purchase price of $100 (one hundred dollars) per share (the "Purchase Price") and a warrant, in the form attached hereto as Exhibit C (the "Warrant"), to purchase that number of shares of Common Stock, equal to thirty-two percent (32%) of the number of the Series B Stock purchased hereunder (rounded to the nearest whole number) at an initial exercise price of $7.121. The Purchase Price shall be allocated among the Investors as set forth on Schedule A.

     2.2  Closing

          (a) The closing of the sale and purchase of the Series B Stock and Warrants shall take place at the offices of Hogan & Hartson L.L.P., 111 South Calvert Street, Suite 1600, Baltimore, Maryland 21202, at 10:00 a.m., Baltimore time, on the date hereof or at such other location, date and time as may be agreed upon among the Investors and the Company (the "Closing"). At the Closing, the Company shall issue and deliver to the Investors (i) stock certificates in definitive form, registered in the name of each Investor, representing the Series B Stock and (ii) Warrants being purchased by each Investor as set forth on Schedule A. As payment in full for the shares of Series B Stock and the Warrant being purchased by it at the Closing, and against delivery of the stock certificate or certificates and Warrant therefore as aforesaid, on the Closing, each Investor shall deliver to the Company by wire transfer of immediately available funds, the amount set forth under the heading "Purchase Price Payable at Closing" on Schedule A.

          (b) The Company may sell up to the balance of the authorized number of shares of Series B Stock and Warrants as set forth on Schedule A not sold at the Closing to such purchasers as it shall select, such new purchasers to become parties to this Agreement by executing a signature page hereto.

3.   REPRESENTATIONS AND WARRANTIES OF the company

          The Company hereby represents and warrants to each Investor as follows:

     3.1  Organization and Standing

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has all requisite corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Shareholders' Agreement and the Second Amended and Restated Articles of Incorporation (collectively, the "Company Agreements"). The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the nature of the business conducted by the Company or the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

     3.2  Subsidiaries

          Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no equity investment or other interest in, nor has the Company made advances or loans to, any corporation, association, partnership, joint venture or other entity. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is engaged, and is duly qualified to transact business and is in good standing under the laws of the jurisdiction in which the conduct of its business or the nature of its properties requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 3.2, all of the issued and outstanding stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Encumbrances and there are no rights, options or warrants outstanding or other agreements to acquire shares of stock (or equivalent interests) of such Subsidiary. Cardiovascular Diagnostics Europe, B.V. is an inactive wholly owned subsidiary of the Company that has no assets or liabilities.

     3.3  Capitalization

          The authorized stock of the Company consists of (i) 40,000,000 of Common Stock and (ii) 1,000,000 shares of preferred stock of which 120,000 shares are designated as Series A Convertible Preferred Stock, no par value per share ("Series A Stock") and 130,000 shares are designated as Series B Stock. As of the date hereof, (a) no shares of Series B Stock are issued or outstanding,
(b) 81,000 shares of Series A Stock were issued and outstanding and (c) 9,746,386 shares of Common Stock were issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. The Company has reserved an additional (x) 251,000 shares of Common Stock for or subject to issuance upon the exercise of outstanding warrants issued pursuant to the Series A Preferred Stock and Warrant Purchase Agreement dated February 24, 2000 and (y) 1,722,368 shares of the Common Stock as may be determined by the Company's Board of Directors from time to time pursuant to the 1994 Stock Plan and 1995 Stock Plan (the "Stock Plans"), as amended, of which 1,526,634 shares are subject to issuance upon the exercise of outstanding options under the Stock Plans.

     3.4  SEC Reports; Financial Statements

          The Company has timely filed all SEC Reports. Each SEC Report complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not as of their respective filing dates contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading. Each of the Company's financial statements (including, in each case, any related notes) contained in the SEC Reports complied as to form in all material respects with applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented the financial position of the Company and its Subsidiaries as at the respective date and the results of operations and cash flows for the periods indicated, except that unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          (b) Since December 31, 2002, except as described in the SEC Reports filed with the Commission prior to the date hereof or as otherwise publicly disclosed by press release prior to the date hereof, (i) each of the Company and its Subsidiaries has operated in the ordinary course and (ii) there has occurred no fact, event, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     3.5  No Undisclosed Liabilities

          Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the SEC Reports filed prior to the date of this Agreement or (b) liabilities or obligations which arose after the last date of any such SEC Report, in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect or (c) liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement or (d) liabilities not required under GAAP to be shown on the SEC Reports or (e) other undisclosed liabilities which are not material to the Company.

     3.6  Accounting; Accounts Receivable

          (a) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to the knowledge of management to provide reasonable assurance that there are no material deficiencies in the Company's accounting system.

          (b) The accounts receivable of the Company shown on the financial statements included in or incorporated by reference into the SEC Reports, or thereafter acquired by the Company until the date hereof, represent bona fide transactions of the Company, and to the knowledge of management have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on such financial statements.

     3.7  Taxes

          (a) The Company has duly filed (or obtained extensions with respect to) all Tax Returns required to be filed on or before the Closing with respect to all applicable Taxes. To the knowledge of management, no penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof. All of the Tax Returns are true and complete in all material respects. The Company: (i) has paid all Taxes due or claimed to be due by any taxing authority as shown on any such Tax Returns; or (ii) has established in its financial statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the financial statements are to the knowledge of management sufficient for the payment of all unpaid Taxes as of the dates thereof, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) The Company, either in its own right or as a transferee, does not to the knowledge of management have any liability for Taxes payable for or with respect to any periods prior to and including the Closing in excess of the amounts actually paid prior to the Closing or reserved for in the financial statements.

          (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to the collection or assessment of any Taxes against the Company. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company.

          (d) The Company has not: (i) been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) been subject to Section 999 of the Code; or (iv) been a party to any agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes. The Company is not a United States real property holding corporation as defined in
Section 897(c)(2) of the Code.

     3.8  No Consents

          Except as set forth on Schedule 3.8, no consent, approval, exemption or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Company or any Subsidiary is necessary or required in connection with the execution, delivery and performance of this Agreement, the offer, sale or issuance of the Series B Stock and Warrants, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the Commission, state securities or "blue sky" laws, the Nasdaq Stock Market ("Nasdaq"), and the North Carolina Secretary of State. All consents and waivers required from any Person in order to carry out the transactions contemplated hereby under any contract, lease or agreement to which the Company or any Subsidiary is a party are set forth on Schedule 3.8, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     3.9  Title to Property and Assets; Leases

          Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Encumbrances to all of its Assets, including all real property leased, subleased or otherwise occupied by the Company and its Subsidiaries, except (i) liens for taxes not yet due and payable, (ii) liens that do not interfere with the use (or contemplated use), utility or value of such Assets in any material respect or (iii) liens disclosed in any SEC Report. All leases to which the Company or any of its Subsidiaries is a party (collectively, the "Leases") are valid and binding and in full force and effect, and no material default (or event which, with the giving of notice or passage of time, or both, would constitute a material default) by the Company or any of its Subsidiaries, or to the knowledge of the Company by any other party thereto, has occurred or is continuing thereunder. The Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such Leases to which any of them is party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary. As used herein, the term "Lease" shall also include subleases or other occupancy agreements. The term "lessee" shall also include any sublessee or other occupant.

     3.10 Insurance

          The Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance and key man insurance, held by the Company and its Subsidiaries, are in full force and effect in accordance with their terms. Neither the Company or any of its Subsidiaries is in default in any material respect under any provisions of any such policy of insurance and no such Person has received notice of cancellation of any such insurance.

     3.11 Intellectual Property

          (a) The Company owns, or is licensed or otherwise possesses all necessary rights to use, all patents, patent applications, patent disclosures, trademarks, trade names, service marks, trade dress, copyrights and any applications therefore, maskworks, domain name registrations, schematics, technology, know-how, trade secrets, inventions, improvements thereto, ideas, algorithms, processes, computer software programs and applications (source code or object code form) and tangible or intangible proprietary information or material ("Intellectual Property") necessary for the conduct of the Company's business as currently conducted and as proposed to be conducted.

          (b) Schedule 3.11(b) lists all (i) patents, patent applications, patent disclosures that the Company has referred to patent counsel for possible patenting, registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in the Intellectual Property that are owned by the Company, including the jurisdictions, both domestic and foreign, in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use any Intellectual Property owned by the Company, and (iii) licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, any Company product. No third party who has licensed any Third Party Intellectual Property Rights of the Company has ownership rights or rights to improvements made by the Company in or to such Third Party Intellectual Property Rights, except as disclosed in the SEC Reports.

          (c) The Company has taken all material action in all jurisdictions where the Company reasonably believes such action is appropriate, both domestic and foreign, to register and maintain the registration of all material Intellectual Property. In each case in which the Company has acquired Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment of the same and the Company has recorded each such assignment relating to registered Intellectual Property with the U.S. Patent and Trademark Office, the U.S. Copyright Office, domain name registrar or their respective foreign equivalents.

          (d) To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company, or any Third Party Intellectual Property Rights to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Except as set forth on Schedule 3.11(d), there are no royalties, fees or other payments or compensation payable by the Company to any Person by reason of the Company's ownership, use, sale or disposition of Intellectual Property.

          (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the agreements contemplated hereby, or the performance of its obligations hereunder and thereunder, in breach of any license, sublicense or other agreement relating to the Intellectual Property, including Third Party Intellectual Property Rights.

          (f) The conduct of the business and the products of the Company do not, to the knowledge of management, infringe or misappropriate any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, violate the rights of any person (including rights to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (g) All current and former officers, employees and material consultants of the Company that have contributed to the development of any Intellectual Property used in the business or the products of the Company have executed and delivered to the Company an agreement assigning to the Company any and all Intellectual Property, including patent rights, arising from services performed for the Company by such Persons. There is no Intellectual Property developed by a shareholder, director, officer, consultant or employee of the Company that is used in the business of the Company that has not been transferred to the Company. To the knowledge of the management, there is no pending dispute with any current or former officer, employee or consultant of the Company regarding ownership of Intellectual Property used in the business or products of the Company.

          (h) The Company has entered into written confidentiality agreements with all employees, consultants and third parties having access to Company-owned confidential Intellectual Property or confidential Intellectual Property disclosed to the Company by third parties under obligations of confidentiality in connection with the disclosure to, or use or appropriation by, those third parties, of Intellectual Property owned by the Company that has not otherwise been made public pursuant to an issued patent.

          (i) None of the Intellectual Property claimed to be owned or developed by the Company, its employees or consultants, or assigned to the Company, was developed by or on behalf of, or using grants or other subsidies of, any governmental entity or any university, nor was any government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of such Intellectual Property, where any such Intellectual Property would be available for commercial use or exploitation by any such governmental entity, university, college or other educational institution or research center.

     3.12 Compliance with Laws; Regulatory Approvals

          Except as disclosed in the SEC Reports and except for matters which in the aggregate would not have a Material Adverse Effect, the operations of the Company and its Subsidiaries have been conducted in compliance with all applicable Laws. Neither the Company nor any Subsidiary has received written notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Entity involving allegations of any violation) of any Law, nor has the Company received written notice that it is in material default with respect to any Law. Except for matters which in the aggregate, as would not have a Material Adverse Effect, (a) all Regulatory Approvals required by the Company and its Subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect, (b) the Company and its Subsidiaries are in compliance with the terms and requirements of such Regulatory Approvals, and (c) to the knowledge of the Company, no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a material default by the Company or any Subsidiary under any Regulatory Approval. No Regulatory Approvals obtained by the Company will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other Company Agreements, except for such Regulatory Approvals as would not, individually or in the aggregate, have a Material Adverse Effect.

     3.13 Litigation; Disputes

          (a) Except as set forth in Schedule 3.13, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or relating to any of the Company Agreements or the contemplated transactions hereof which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to prohibit or materially delay the Closing. The Company is not subject to any legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in the SEC Reports, the Company is not currently involved in nor reasonably anticipates any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisers, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities).

          (c) The Company has not been the subject of, nor reasonably anticipates, any materially disruptive activity such as boycotts or other civil disobedience measures instituted by or on behalf of any activist groups seeking to protect animal rights in laboratory testing that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     3.14 Labor Relations

          The Company has complied and is in compliance in all material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know. There are no collective bargaining agreements, employment agreements between the Company and any of its employees, or professional service agreements not terminable at will relating to the business and Assets of the Company. The consummation of the transactions contemplated hereby will not cause the Company or the Investors to incur or suffer any liability relating to, or obligation to pay, severance, termination or other employment related payments, including but not limited to benefits or penalties, to any person or entity.

     3.15 Pension and Benefit Plans

          (a) Except as set forth on Schedule 3.15(a), the Company (i) does not maintain and has never maintained any Plan or Other Arrangement, (ii) is not and has never been a party to any Plan or Other Arrangement and (iii) does not have obligations under any Plan or Other Arrangement.

          (b) The Company has Furnished or otherwise made available to each Investor true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust agreements or annuity agreements (and any other funding Document) for each Plan;
(iii) for the three most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan; (v) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (vi) all correspondence with the PBGC on any Plan; and (vii) all IRS rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice. For each Other Arrangement, the Company has Furnished to each Investor true and complete copies of each policy, Agreement or other Document setting forth or explaining the terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all written communications directed to employees or participants at large, and all correspondence or other submissions with any governmental agency.

          (c)  No Plan is a Multiemployer Plan.

          (d)  No Plan is an ESOP.

          (e)  No Plan is a Defined Benefit Plan.

          (f) The Company has made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and has taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase in any material respect each Investor's or the Company's obligation under any Plan or Other Arrangement, except as disclosed in the SEC Reports.

          (g) Schedule 3.15(g) sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied in all material respects with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company has received determination letters issued by the IRS with respect to each Qualified Plan (or the plan sponsor has received such letters), and the Company has Furnished to each Investor true and complete copies of all such determination letters and all correspondence relating to the applications therefore. All statements made by or on behalf of the Company to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made. Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

          (h) The Company has complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. The Company has no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and to the Company's knowledge there exist no facts that could give rise to such a claim.

          (i) Schedule 3.15(i) describes all transactions in which Company or any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. The Company has Furnished to each Investor true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made.

          (j) Schedule 3.15(j) identifies any Plan that covered any current or former Company employees that has been terminated within the five calendar years preceding the date hereof. The Company has Furnished to each Investor true and complete copies of all government filings, employee communications, board minutes and all other Documents relating to each Plan termination.

          (k) Except as set forth on Schedule 3.15(k), no Plan or Other Arrangement, individually or collectively, provides for any payment by Company to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (l) No Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

          (m) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

          (n) The Company has timely filed and Company has Furnished to each Investor true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that the Company filed on any Plan. The Company has no liability for Taxes required to be reported on Form 5330.

          (o)  All Welfare Plans and the related trusts that are subject to
Section 4980B(f) of the Code and Sections 601 through 609 of ERISA comply with and have been administered in compliance in all material respects with the health care continuation-coverage requirements for tax-favored status under
Section 4980B(f) of the Code, Sections 601 through 609 of ERISA, and all Treasury regulations explaining those requirements.

          (p) No Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Company.

          (q) The Company has (i) filed or caused to be filed all returns and reports on the Plans that it is required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for the Company have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or from any other person that are or could become a lien on any Asset of the Company or could otherwise adversely affect the businesses or Assets of the Company. The Company has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.

     3.16 Environmental

          (a) The Company has complied in all material respects and is in material compliance with, and the Real Property and all improvements thereon are in material compliance with, all Environmental Laws.

          (b) The Company does not have any material liability under any Environmental Law, except for any liability that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no pending or threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any officer, director or stockholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or arising out of or attributable to:
(i) the current or past presence, Release, or threatened Release of Hazardous Materials at or from any part of the Real Property; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company; (iii) any facility operations, procedures or designs of the Company which do not conform to requirements of the Environmental Laws; or (iv) any violation of Environmental Laws at any part of the Real Property or arising from Company's activities (or the activities of the Company's predecessors in title) involving Hazardous Materials.

          (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Closing, all permits, licenses, certificates and approvals required under any Environmental Law, except where the failure to have such permits, licenses, artifacts or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except in accordance with such permits, licenses, certificates and approvals, there has been no Release or discharge of any other material regulated by such permits, licenses, certificates or approvals.

     3.17 Transactions with Related Parties

          Except as set forth in the SEC Reports with the Commission prior to the date hereof (a) neither the Company nor any of its Subsidiaries is or has been a party to any transaction or series of transactions described in Item 404 of Regulation S-K under the Securities Act; provided, however, that for purposes hereof, reference in such Item 404 to the "registrant" shall be deemed to be references to the Company or such Subsidiary, as the case may be, and references to the "beginning of the registrant's last fiscal year" shall be deemed to be references to the beginning of the Company's fiscal year ended December 31, 2000, and (b) no current or former officer or director of the Company or any of its Subsidiaries and no Affiliate or associate of any such current or former officer or director has, directly or indirectly, any interest in any contract, arrangement or property (real or personal, tangible or intangible) used by the Company and any such Subsidiary or in their respective businesses, or in any supplier, distributor or customer of the Company or any such Subsidiary.

     3.18 Material Contracts

          All of the Company's Contractual Obligations that are required to be described in the SEC Reports or to be filed as exhibits thereto are described in the SEC Reports or are filed as exhibits thereto, as so required. Neither the Company nor any of its Subsidiaries nor (to the knowledge of the Company) any other party is in breach in any material respect of, or in default in any material respect under, any of its Contractual Obligations or organizational documents, except where any such breach or default, individually or in aggregate, would not reasonably be expected to have a Material Adverse Effect.

     3.19 Authorization; No Conflict

          The Company has all the corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company and its Board of Directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of Series B Stock and Warrants contemplated hereby, and the performance of the Company's obligations hereunder has been taken. The issuance and sale of the Series B Stock and Warrants contemplated hereby will not give rise to any preemptive rights or rights of first refusal in existence on the date hereof on behalf of any person, except where any such person has waived such right or rights. There are no preemptive rights, rights of first refusal or other similar rights on behalf of any person under any provision of applicable law or any provision of the Articles of Incorporation or

Bylaws of the Company or of any agreement or instrument to which the Company is a party or by which the Company is bound in respect of any capital stock or other securities of the Company other than those that have been waived and other than pursuant to this Agreement and the anti-dilution provisions contained in the Series A Stock and the warrants to purchase Common Stock issued in connection with the Series A Stock.

     3.20 Absence of Violation

          The Company is not in violation of or default in any material respect under, nor has it breached, any term or provision of its articles of incorporation or bylaws or any material agreement or restriction to which the Company is a party or by which the Company or any Asset thereof is bound or affected. Neither the Company, nor any of its officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     3.21 Binding Obligation

          This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and each of the Company Agreements, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms and, to the Company's knowledge, the other parties thereto.

     3.22 Status of Shares

          The Series B Stock to be issued to each Investor on the Closing Date has been duly authorized by all necessary corporate action on the part of the Company, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all Encumbrances except for restrictions on transfer under applicable federal and state securities laws and except as provided in the Company Agreements. The shares of Common Stock (i) issuable upon conversion of the Series B Stock issued to each Investor on the Closing Date and (ii) issuable upon exercise of the Warrant have been duly authorized by all necessary corporate action on the part of the Company and such shares of Common Stock have been validly reserved for issuance, and upon issuance upon such conversion will be validly issued and outstanding, fully paid and nonassessable and will be free and clear of all Encumbrances except for restrictions on transfer under applicable federal and state securities laws and except as provided in the Company Agreements.

     3.23 Offering of Shares

          Assuming the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the offer and sale of the Series B Stock and Warrant to each Investor is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company nor anyone acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Series B Stock under the Securities Act and the rules and regulations of the Commission thereunder) which would subject the offering, issuance and sale of the Series B Stock to the registration requirements of the Securities Act.

     3.24 Disclosure

          The Company has provided the Investors with all applicable or relevant documents and information that the Investors have requested in writing. True and complete copies of all documents listed in the Schedules to this Agreement have been made available or provided to the Investors. No representation or warranty of the Company in this Agreement, and no document furnished or to be Furnished to the Investors pursuant to this Agreement, or in connection herewith or with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

     3.25 Use of Proceeds

          The Company shall use the proceeds of the sale of Series B Stock and Warrants to fund the expansion of the Company's sales and marketing efforts and for working capital and other general corporate purposes.

     3.26 Investment Company

          The Company represents and warrants that it is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). In addition, the Company agrees that it shall not become an "investment company" or a company "controlled" by an "investment company", within the meaning of the 1940 Act. In the event that the Company breaches the foregoing, the Company shall forthwith notify the Investors and shall take immediate corrective action to remedy such breach.

     3.27 No Brokers or Finders

          Except for SG Cowen Securities Corporation, no agent, broker, finder or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Company or any Subsidiary or Affiliate is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of the Company Agreements or the transactions contemplated thereof.

4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

          Each Investor hereby, severally and not jointly, represents and warrants to the Company as to itself as follows:

     4.1  Organization and Standing

          Each Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and has the full and unrestricted power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

     4.2  Authorization

          The execution, delivery and performance by each Investor of each Company Agreement to which it is a party and the transactions contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof, and the consummation by each Investor of the transactions contemplated hereby has been duly authorized (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, any term or provision of each Investor's certificate or agreement of limited partnership or other governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any Company Agreement to which each Investor is a party or by which each Investor is bound. No other action is necessary for each Investor to enter into each Company Agreement to which it is a party and to consummate the transactions contemplated hereby.

     4.3  Binding Obligation

          This Agreement constitutes a valid and binding obligation of each Investor, enforceable in accordance with its terms. Each Company Agreement to be executed by each Investor pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of each Investor, enforceable in accordance with its terms.

     4.4  No Registration Under the Securities Act

          Each Investor understands that the Series B Stock to be purchased by it pursuant to the terms of this Agreement and the Common Stock of the Company into which the Series B Stock is convertible and into which the Warrants are exercisable (collectively, the "Securities") have not been registered under the Securities Act or any state securities law and will be issued, in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Securities are so registered or qualify for exemption from registration under the Securities Act.

     4.5  Acquisition for Investment

          The Securities are being acquired under this Agreement by each Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Securities will not be offered for sale, sold or otherwise transferred by each Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws.

     4.6  Evaluation of Merits and Risks of Investment

          Each Investor has such knowledge and experience in financial and business matters such that is it capable of evaluating the merits and risks of its investment in the Securities being acquired hereunder. Each Investor is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Each Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Securities for an indefinite period of time, inasmuch as the Securities have not been registered under the Securities Act).

     4.7  Additional Information

          Each Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve them from any obligations to each Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

     4.8  Legend

          The certificates evidencing the Securities will bear a legend substantially similar to the following:

          The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or state securities laws and cannot be offered, sold or otherwise transferred in the absence of registration or the availability of an exemption from registration under the Act and regulations promulgated thereunder and applicable state securities laws.

          In addition, for so long as the referenced Shareholders' Agreement is in effect, each such certificate shall also bear a legend substantially similar to the following:

          The voting rights with respect to, and sale or other disposition of, the securities represented by this certificate are restricted by and subject to the provisions of a Shareholders' Agreement dated as of May 1, 2003, as the same may be amended from time to time, a copy of which is available for inspection at the offices of the Company.

5.   COVENANTS OF THE COMPANY

          The Company covenants and agrees with Investor as follows:

     5.1  Registered Securities

          For so long as any of the Series B Stock is outstanding, and in any case for a period of forty (40) calendar days thereafter, the Company will undertake best efforts to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under said act, and will not knowingly and voluntarily take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend its reporting or filing obligations under said acts, except as permitted herein. For so long as any of the Series B Stock is outstanding, and in any case for a period of forty (40) calendar days thereafter, the Company will use commercially responsible efforts to continue the listing of trading of its Common Stock on the Nasdaq or on a national securities exchange (as defined in the Exchange Act) and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and Nasdaq. Notwithstanding the foregoing, the provisions of this subsection shall not in any way restrict the Company's ability to negotiate and consummate the consolidation, reorganization or merger of the Company with or into any other corporation or corporations or a sale, conveyance or other disposition of all or substantially all of the Company's property or business.

     5.2  Authorized Common Stock

          For so long as any of the Series B Stock are outstanding and any Warrants are exercisable, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Series B Stock or upon exercise of the Warrants (the "Conversion Stock"), not less than the maximum number of shares of Conversion Stock then so issuable.

     5.3  Rule 144

          With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of any restricted securities to the public without registration, the Company agrees to:

          (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as any Investor owns any Series B Stock, furnish to the Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

     5.4  Insurance

          The Company and its Subsidiaries shall maintain, with nationally reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business including, but not limited to, directors and officers insurance and key man insurance.

6.   REGISTRATION

     6.1  Registration of Shares

          The Company shall file with the Commission, as promptly as practicable following the Closing, but in any event within thirty (30) days following the Closing, a registration statement under Form S-1 or S-3 under the Securities Act covering the resale to the public by each Investor of the Conversion Stock (the "Registration Statement"). The Company's obligation to register the Conversion Stock shall include any shares of Common Stock issued as an in-kind dividend on the Series B Stock. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable after the Closing, but in any event within 120 days following the Closing (see Section 6.7 for penalties). The Company shall cause the Registration Statement to remain effective until the earlier of two (2) years from the Closing Date or such time as all Conversion Stock may be sold under Rule 144 within a ninety- (90-) day period (assuming exercise of all Warrants and conversion of all Series B Stock) or such earlier time as all the Conversion Stock covered by the Registration Statement has been sold pursuant thereto (the "Registration Period").

     6.2  Limitations on Registration Rights

          (a) The Company may, by written notice to the Investors, suspend (for up to a total of thirty (30) days within any twelve- (12-) month period) the Registration Statement after effectiveness and require that the Investor immediately cease sales of shares pursuant to the Registration Statement, in the event and during such period as the Company determines that the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any other event) would require additional disclosure of material information by the Company in the Registration Statement the confidentiality of which the Company has a business purpose to preserve or which fact or event would render the Company unable to comply with Commission requirements (in either case, a "Suspension Event"). In the case of any Suspension Event occurring prior to and delaying the filing of the Registration Statement, the Company shall be required to keep the Registration Statement effective until the earlier of (x) such time as all of the shares offered thereby have been disposed of in accordance with the intended methods of distribution set forth in the Registration Statement or (y) the period required by Section 6.1 above plus an extended period equal to the number of days during which any such suspension was in effect. Any suspension occasioned by the filing of a registration statement at the request of the Investors pursuant to the Registration Rights Agreement shall not count for purposes of the thirty day calculation provided in the first sentence of this
Section 6.2(a).

          (b) If the Company delays or suspends the Registration Statement or requires the Investor to cease sales of shares pursuant to paragraph (a) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and/or give written notice to all Investors authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Investors given pursuant to this paragraph (b), and the Investor shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus.

     6.3  Registration Procedure

          (a) In connection with the filing by the Company of the Registration Statement, the Company shall furnish to each Investor a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such additional copies as are reasonably requested by the Investor.

          (b) The Company shall use its best efforts to register or qualify the Conversion Stock covered by the Registration Statement under the securities laws of such states as the Investors shall reasonably request; provided, however that the Company shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Company has delivered a final prospectus to the Investors and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Investors and, if requested by the Company, the Investors shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Investors with revised prospectuses and, following receipt of the revised prospectuses, the

Investors shall be free to resume making offers and sales under the Registration Statement.

          (d) The Company shall pay the expenses incurred by it in complying with its obligations under this Section 6, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, the fees and expenses of one counsel retained by Investors and fees and expenses of accountants for the Company, but excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Investor in connection with sales under the Registration Statement.

     6.4  Requirements of Investors

          The Company shall not be required to include any Conversion Stock in the Registration Statement unless the Investor owning such shares furnishes to the Company in writing such information regarding such Investor and the proposed sale of Conversion Stock by such Investor as the Company may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the Commission or any state securities law authorities.

     6.5  Assignment of Rights

          An Investor may assign any of its rights under this Section 6 in connection with the transfer of some or all of its Series B Stock or Conversion Stock to any party so long as the transfer complies with the provisions of
Section 4 of this Agreement.

     6.6  Indemnification

          (a) To the extent permitted by law, the Company shall indemnify and hold each Investor, the partners, members or officers, directors and stockholders of each Investor, legal counsel and accountants for each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in connection with the Registration Statement (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse each such Investor, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information Furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Investor or underwriter, or any person controlling such Investor or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if the Company shall have Furnished to the Investor a revised prospectus (by amendment or supplement) which cures the defect giving rise to such loss, claim, damage or liability and if a copy of such revised prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Investor or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person.

          (b) To the extent permitted by law, each selling Investor shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information Furnished by such Investor expressly for use in connection with such registration; and each such Investor will reimburse any person intended to be indemnified pursuant to this subsection 6.6(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity in the aggregate under this subsection 6.6(b) exceed the dollar amount of the net proceeds from the offering received by such Investor.

          (c) Promptly after receipt by an indemnified party under this Section
6.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.6.

          (d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relevant intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     6.7  Payments by the Company

          The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to Section 6.1 hereof to become effective as soon as practicable, but in no event later than the 120th day after the Closing Date (the "Registration Deadline"). If (i) the Registration Statement(s) covering the

Conversion Stock required to be filed by the Company pursuant to Section 6.1 hereof is not declared effective by the Commission on or before the Registration Deadline, (ii) after the Registration Statement has been declared effective by the SEC and prior to the expiration of the Registration Period, sales of all the Registrable Securities cannot be made pursuant to the Registration Statement or
(iii) the Common Stock is not listed or included for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange, the OTC Bulletin Board, or such other exchange or market as the Company may designate and qualify under as its principal exchange at any time during the Registration Period, then the Company will make payments to the Investor in such amounts and at such times as shall be determined pursuant to this Section 6.7 as liquidated damages to the Investor by reason of any such delay in or reduction of their ability to sell the Conversion Stock. The Company shall pay to each holder an amount equal to (i) the Purchase Price of the Series B Stock then held by such holder (and, in the case of holders of Conversion Stock, the Purchase Price of Preferred Shares from which such Conversion Stock was converted) (in each case, the "Aggregate Share Price"), multiplied by (ii) one and one-half percent (1 1/2%), multiplied by (iii) the sum of (x) the number of months (prorated for partial months) after the Registration Deadline and prior to the date the Registration Statement filed pursuant to Section 6.1 is declared effective by the Commission, plus (y) the number of months (prorated for partial months) prior to the expiration of the Registration Period that sales of all the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of this Agreement or otherwise); provided, however, that there shall be excluded from each such period any delays which are solely attributable to (i) the Investor's failure to timely provide information to the Company in accordance with Section 6.4 hereof, or (ii) changes required by the Investor in the Registration Statement with respect to information relating to the Investor, including, without limitation, changes to the plan of distribution. For example, if the Registration Statement is not effective by the Registration Deadline, the Company would pay $15,000 for each $1,000,000 of Aggregate Share Price for each month after the Registration Deadline until the Registration Statement becomes effective (prorated for partial months). Such amount shall be paid in cash with fifteen days after the end of each period that gives rise to such obligation. If any such payments of cash are not timely made, each Investor holding Series B Stock can elect to add the amount of such payments to the stated value of the Series B Stock then held by such Investor and such amounts shall thereafter be convertible into Common Stock at the "Conversion Price" (as defined in the Articles of Incorporation).

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

          The obligations of the Company under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Company to carry out the provisions of this Agreement, unless such failure is waived in writing by the Company:

     7.1  Representations and Warranties

          The representations and warranties of the Investors contained in
Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

     7.2  Performance

          Each Investor shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     7.3  Legal Proceedings

          No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Company.

     7.4  Articles of Incorporation

          The Second Amended and Restated Articles of Incorporation required to designate the number, preferences and rights of the Series B Stock, as set forth in Exhibit B shall have been accepted for filing by the Secretary of State for the State of North Carolina.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INVESTORS

          The obligations of each Investor under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of such Investor to carry out the provisions of this Agreement, unless such failure is waived in writing by such Investor:

     8.1  Representations and Warranties

          The representations and warranties made by the Company in this Agreement and the statements contained on the Schedules and Exhibits attached hereto or in any document Furnished by the Company pursuant to this Agreement shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

     8.2  Performance

          The Company shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with prior to the Closing Date.

     8.3  Officer's Certificate

          The President of the Company shall deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 8.1 and
8.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or financial condition of the Company since the date of this Agreement.

     8.4  Legal Proceedings

          No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by an Investor.

     8.5  Shareholders' Agreement

          The Company and the Investors shall execute and deliver a Shareholders' Agreement substantially in the form of Exhibit D.

     8.6  Registration Rights Agreement

          The Company and the Investors shall execute and deliver a Registration Rights Agreement substantially in the form of Exhibit E.

     8.7  Opinions of Counsel

          Each Investor shall have received an opinion of Wyrick Robbins Yates & Ponton LLP, counsel for the Company, dated as of the Closing Date, to the effect and substantially in the form of Exhibit F.

     8.8  Election of Directors

          The Company shall have fixed the membership of the Board of Directors at seven (7) members. At the Closing, the holders of Series B Shares and the Company shall have caused the election of Richard M. Johnston to the Board of Directors as the Series B Preferred Director in accordance with the Shareholders' Agreement.

     8.9  Consents

          The Company shall have received on or prior to the Closing Date all consents, authorizations and approvals of governmental, and private parties which are required to be obtained in order to consummate the transactions contemplated hereby on or prior to the Closing Date, as indicated on the
Schedule 3.19 to Section 3.19 hereof.

     8.10 Articles of Incorporation

          The Second Amended and Restated Articles of Incorporation required to designate the number, preferences and rights of the Series B Stock, as set forth in Exhibit B shall have been accepted for filing by the Secretary of State for the State of North Carolina.

     8.11 Documents at Closing

          All documents required to be Furnished by the Company to each Investor prior to or at the Closing shall have been so Furnished.

9.   CLOSING

     9.1  Deliveries by the Company to the Investors at the Closing

          At the Closing, the Company shall deliver to each Investor the following:

          (a) stock certificates in definitive form registered in the name of each Investor, representing the Series B Stock being purchased by it at the Closing pursuant hereto;

          (b) a Warrant in definitive form in the name of each Investor, representing the Warrant being purchased by it at the Closing pursuant hereto;

          (c) a certified copy of the resolutions adopted by the Board of Directors authorizing the transactions contemplated by this Agreement;

          (d) an opinion of Wyrick Robbins Yates & Ponton LLP, dated as of the Closing Date, to the effect and substantially in the form of Exhibit F, as required by Section 8.7;

          (e) the officer's certificate required by Section 8.3 and certificates of incumbency and specimen signatures of the signatory officers of the Company;

          (f) good standing certificates as of a date not more than ten (10) days prior to the Closing Date issued by the Secretary of State of North Carolina of the Company and Cardiovascular Diagnostics, Inc.;

          (g) certified copies of the certificate of incorporation and bylaws of the Company and Cardiovascular Diagnostics, Inc.;

          (h)  the Shareholders' Agreement required by Section 8.5;

          (i)  the Registration Rights Agreement required by Section 8.6; and

          (j)  such other Documents as the Investors may reasonably request.

     9.2  Deliveries by the Investors to the Company at the Closing

          At the Closing, the Investors shall deliver to the Company the following:

          (a) a wire transfer of funds or other payment of funds to an account designated by the Company in the amount of the total aggregate Purchase Price for all shares of Series B Stock set forth on Schedule A hereto;

          (b)  the Shareholders' Agreement required by Section 8.5;

          (c)  the Registration Rights Agreement required by Section 8.6; and

          (d)  such other Documents as the Company may reasonably request.

10.  SURVIVAL OF REPRESENTATIONS; REMEDIES

     10.1 Survival of Representations

          All representations, warranties, covenants, indemnities and other agreements made by a party to this Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Closing until September 30, 2005, and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

     10.2 Remedies Cumulative

          The remedies provided herein shall be cumulative and shall not preclude the assertion by the Company or an Investor of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

11.  MISCELLANEOUS

     11.1 Additional Actions and Documents

          Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested by the other party hereto in order to fully effectuate the purposes, terms and conditions of this Agreement.

     11.2 No Brokers

          Except as otherwise disclosed in this Agreement, each party hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

     11.3 Expenses

          Subject to the provisions of this Section 11.3, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, except that the Company agrees to pay, within ten (10) days following receipt of appropriate invoices, the reasonable out-of-pocket expenses of Camden, including the fees and other charges of Hogan & Hartson L.L.P., counsel to Camden, and the fees and expenses of other advisors to Camden, which in the aggregate shall not exceed $75,000.

     11.4 Assignment

          Each Investor shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to an Affiliate or to designate any Affiliate (to the extent permitted by Law) to receive directly the Series B Stock to be purchased hereunder or to exercise any of the rights of such Investor, or to perform any of its obligations. The Company shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of a majority of the Investors, including Camden, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or such Investors of their rights or obligations under this Agreement, whether before or after the Closing, release the Company, or any Investor from their respective liabilities and obligations hereunder.

     11.5 Entire Agreement; Amendment

          This Agreement, including the Schedules, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

     11.6 Waiver

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other Documents Furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and approved by the holders of not less than 75% of the Series B Stock issued hereunder.

     11.7 Severability

          If any part of any provision of this Agreement or any other Agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

     11.8 Governing Law

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

     11.9 Notices

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (i)   If to the Company:

                PharmaNetics, Inc.
                9401 Globe Center Drive, Suite 140
                Morrisville, North Carolina 27560
                Attention: John P. Funkhouser

          with a copy (which shall not constitute notice) to:

                Wyrick Robbins Yates & Ponton LLP
                The Summit
                4101 Lake Boone Trail, Suite 300
                Raleigh, North Carolina 27607
                Attention: Larry E. Robbins

          (ii)  If to Camden:

                Camden Partners Holdings, LLC
                One South Street, Suite 2150
                Baltimore, Maryland 21202
                Attention: Richard M. Johnston
                           and Richard M. Berkeley

          with a copy (which shall not constitute notice) to:

                Hogan & Hartson L.L.P.
                111 South Calvert Street
                Suite 1600
                Baltimore, Maryland 21202
                Attention: Thene M. Martin

          (iii) If to any other holder of Series B Stock:

                To such Series B Preferred Shareholder's address shown on Exhibit B of the Shareholders' Agreement.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     11.10 Headings

           Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     11.11 Execution in Counterparts

           To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     11.12 Limitation on Benefits

           The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

     11.13 Binding Effect

           Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns. Whenever statements as to enforceability are made in this Agreement, it is acknowledged and agreed that such enforceability may be limited by insolvency, bankruptcy, moratorium, or similar laws, rules and regulations affecting creditors' rights generally and by general principles of equity.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Series B Stock Purchase and Warrant Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                       PHARMANETICS, INC.


                                       By: __________________________________
                                       Name:
                                       Title:

                                       INVESTORS:

                                       CAMDEN PARTNERS STRATEGIC
                                        FUND II-A, L.P.

                                       By: Camden Partners Strategic II, LLC,
                                            Its General Partner

                                       By: __________________________________
                                       Name: Richard M. Johnston
                                       Title: Managing Member

                                       CAMDEN PARTNERS STRATEGIC
                                        FUND II-B, L.P.

                                       By: Camden Partners Strategic II, LLC,
                                             Its General Partner

                                       By: __________________________________
                                       Name: Richard M. Johnston
                                       Title: Managing Member

                                       AIG DKR SOUNDSHORE PRIVATE
                                        INVESTORS HOLDING FUND LTD.

                                       By: __________________________________
                                       Name: Barbara Burger
                                       Title: Authorized Signatory

STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                       BAYSTAR CAPITAL II, LP, a Delaware
                                         limited partnership

                                       By: BayStar Capital Management, LLC,
                                             Its General Partner

                                       By: __________________________________
                                       Name: Steven M. Lamar
                                       Title: Managing Member

STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                       CAPITAL VENTURES INTERNATIONAL

                                       By: Heights Capital Management,
                                            Its Authorized Agent



                                       By: __________________________________
                                       Name: Martin Kobinger
                                       Title: Investment Manager

STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                       CRESTVIEW CAPITAL FUND I, LP



                                       By: __________________________________
                                       Name: Richard Levy
                                       Title: Managing Partner


                                       CRESTVIEW CAPITAL FUND II, LP



                                       By: __________________________________
                                       Name: Richard Levy
                                       Title: Managing Partner


                                       CRESTVIEW CAPITAL OFFSHORE FUND, INC.



                                       By: __________________________________
                                       Name: Richard Levy
                                       Title: Secretary

STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                       MAINFIELD ENTERPRISES INC.



                                       By: __________________________________
                                       Name: Kenneth L. Henderson
                                       Title: Attorney-in-Fact

STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                      OMICRON MASTER TRUST

                                      By: Omicron Capital L.P.,
                                            As Advisor

                                      By: Omicron Capital Inc.,
                                            Its General Partner


                                      By: ___________________________________
                                      Name: Olivier Morali
                                      Title: President

STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                      SMITHFIELD FIDUCIARY LLC



                                      By: ___________________________________
                                      Name: Adam J. Chill
                                      Title: Authorized Signatory

STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                   SCHEDULE A
                TO SERIES B STOCK AND WARRANT PURCHASE AGREEMENT
                           DATED AS OF APRIL 30, 2003

                                       Shares to be                                 Common Shares to
                                       ------------                                 ----------------
                                       Purchased at          Purchase Price         be Issued in the
                                       ------------          --------------         ----------------
           Investor                       Closing          Payable at Closing     Warrant to Investor
           --------                       -------          ------------------     --------------------
Camden Partners Strategic Fund
II-A, L.P.                                 48,144               $4,814.400                256,768

Camden Partners Strategic Fund
II-B, L.P.                                  2,856               $  285,600                 15,232

AIG DKR SoundShore Private
Investors Holding Fund Ltd.                 5,500               $  549,996                 29,333

BayStar Capital II, LP                     10,000               $  999,996                 53,333

Capital Ventures International              6,000               $  600,000                 32,000

Crestview Capital Fund I, LP                1,500               $  150,000                  8,000

Crestview Capital Fund II, LP               5,500               $  550,000                 29,334

Crestview Capital Offshore
Fund, Inc.                                    500               $   50,000                  2,666

Mainfield Enterprises Inc.                  4,800               $  480,000                 25,600

Omicron Master Trust                        5,000               $  499,998                 26,666

Smithfield Fiduciary LLC                    6,000               $  600,000                 32,000

TOTAL                                      95,800               $ 9579,990                510,932

                                    EXHIBIT A
                TO SERIES B STOCK AND WARRANT PURCHASE AGREEMENT
                           DATED AS OF APRIL 30, 2003

DEFINITIONS

          "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder or partner of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

          "Agreement" means this Stock Agreement, including the Disclosure Schedule and all Exhibits hereto.

          "Articles of Incorporation" means the Second Amended and Restated Articles of Incorporation of the Company.

          "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Closing" means the closing of the sale and purchase of Series B Stock pursuant to Section 2.2 of the Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock, no par value per share, of the Company.

          "Company" means PharmaNetics, Inc., a North Carolina corporation.

          "Contractual Obligation" means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

          "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

          "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

          "Disclosure Schedule" means the disclosure schedule identified as the Disclosure Schedule to the Agreement.

          "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

          "DOL" means the United States Department of Labor.

          "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, except for liens for taxes incurred and not yet payable.

          "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "ESOP" means an "employee stock option plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

          "Exchange Act" means the Exchange Act of 1934, as amended.

          "Exhibit" means an exhibit attached to the Agreement.

          "Furnished" means supplied, delivered or provided in any way.

          "GAAP" means United States generally accepted accounting principles.

          "Governmental Entity" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting any jurisdiction of a Person, its business or its property.

          "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) which contain without limitation polychlorinated biphenyls
(PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

          "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

          "Material Adverse Effect" means any material adverse change in or affecting (i) the business, properties, Assets, liabilities, operations, results of operations, management, condition, financial or otherwise, or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company or its Subsidiaries to consummate the transactions contemplated by the Company Agreements other than any effect resulting from changes in general economic conditions.

          "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

          "Ordinary Course of Business" means ordinary course of business and/or consistent with the business plan of the Company and prudent business operations.

          "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

          "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

          "Permitted Encumbrance" means (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;
(iii) encumbrances arising out of leasehold interests; (iv) mechanics', materialmens' or contractors' liens or encumbrances or any similar lien or encumbrance created by statute for amounts not yet due and payable (v) easements, rights-of-way, restrictions and other similar charges and (vi) encumbrances not interfering with the Ordinary Course of Business of the Company.

          "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

          "PBGC" means the Pension Benefit Guaranty Corporation or its successor.

          "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company;
(b) to which the Company contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

          "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for tax qualifications described in
Section 401 of the Code.

          "Real Property" means the real property owned or leased by the Company as of December 31, 2001, and any additional real property owned or leased since that date, and, for purposes of Section 3.20, any real property formerly owned or operated by the Company or any predecessor in interest thereto.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and among the Company and certain parties named therein.

          "Regulatory Approvals" means any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearance from a Governmental Entity.

          "SEC Reports" means all proxy statements, registration statements, reports and other documents filed or required to be filed by the Company and any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since January 1, 2000.

          "Section" means a Section (or a subsection) of the Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

          "Shareholders' Agreement" means the Shareholders' Agreement dated as of the date hereof by and among the Company and certain parties named therein.

          "Tax Return" means any return, report, statement, schedule, notice, form or other document or information filed with or submitted to any government authority in connection with the determination, assessment, collection, or payment of any Taxes.

          "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

          "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

                                    EXHIBIT B
                TO SERIES B STOCK AND WARRANT PURCHASE AGREEMENT
                           DATED AS OF APRIL 30, 2003

            Second Amended and Restated Certificate of Incorporation

                                    EXHIBIT C
                TO SERIES B STOCK AND WARRANT PURCHASE AGREEMENT
                           DATED AS OF APRIL 30, 2003


                                     Warrant

                                    EXHIBIT D
                TO SERIES B STOCK AND WARRANT PURCHASE AGREEMENT
                           DATED AS OF APRIL 30, 2003

                             Shareholders' Agreement

                                    EXHIBIT E
                TO SERIES B STOCK AND WARRANT PURCHASE AGREEMENT
                           DATED AS OF APRIL 30, 2003


                          Registration Rights Agreement

                                    EXHIBIT F
                TO SERIES B STOCK AND WARRANT PURCHASE AGREEMENT
                           DATED AS OF APRIL 30, 2003

                              FORM OF LEGAL OPINION